EXHIBIT 5



                                                September 23, 1996




CRW Financial, Inc.
443 South Gulph Road
King of Prussia, PA  19406

     RE: Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to and for CRW Financial, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 1,354,628 shares of its common stock, par value $.01 per share (the "Common Stock") of which 168,603 shares of common stock are issued and outstanding (the "Outstanding Shares") and 1,186,025 shares issuable upon exercise or conversion of certain warrants described below (the "Warrants"), stock options described below (the "Options"), shares of the Company's Series A Convertible Preferred Stock, no par value per share (the "Preferred Stock"), and a certain convertible Term Loan Note described below (collectively, the "Underlying Shares").

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed:
(i) Restated Certificate of Incorporation of the Company, as amended, certified as true and correct by the Secretary of State of the State of Delaware, including the Certificate of Designation, Preferences and Rights of Series
A Convertible Preferred Stock dated February 29, 1996 (the "Certificate of Designation"), (ii) Bylaws of the Company, as amended, certified as true and correct by the Secretary of the Company, (iii) resolutions of the Board of Directors of the Company, (iv) the Term Loan Note and Addendum to Term Loan Note, each dated November 1, 1995 (the "Term Note"), between the Company and J. Brian O'Neill and Miriam O'Neill (collectively, the "O'Neills"), (v) the Securities Purchase Agreement dated February 29, 1996 (the "Securities Purchase Agreement") among the



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CRW Financial, Inc.
September 23, 1996
Page 2


Company and the persons listed on Schedule 1 thereto (the "Private Placement Purchasers"), (vi) the warrants dated February 29, 1996 between the Company and each of the Private Placement Purchasers to purchase an aggregate of 150,604 shares of Common Stock (the "Private Placement Warrants"), (vii) the warrant dated February 29, 1996 issued to J. Brian O'Neill to purchase 100,000 shares of Common Stock (the "O'Neill Warrant"), (viii) stock option grant letters dated May 18, 1995 and January 26, 1996, from the Company to J. Brian O'Neill covering an aggregate of 300,000 shares of Common Stock ("Option Agreements"), (ix) the Company's 1995 Stock Option Plan (the "Plan"), (x) the Registration Statement and (xi) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein. The Certificate of Designation, Private Placement Warrants, Term Note, O'Neill Warrant, Option Agreements and Plan are collectively defined as the "Operative Documents".


     In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iv) the sufficient legal capacity of the parties to enter into the Operative Documents and exercise their rights and obligations thereunder.

     No opinion is expressed herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without limitation, the Employee Retirement Income Security Act of 1974, as amended and (iii) federal and state tax laws and regulations.

     The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.



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CRW Financial, Inc.
September 23, 1996
Page 3


     The law covered by the opinion expressed herein is limited to (a) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (b) the Delaware General Corporation Law, as amended.

     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any acts or circumstances which hereafter come to our attention.

     Based upon, and subject to, the foregoing, we are of the opinion that the Outstanding Shares are validly issued, fully paid and non-assessable, and the Underlying Shares when issued upon proper exercise of the Warrants, Options, Preferred Stock and Term Note, as the case may be, pursuant to and in accordance with the Operative Documents, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.


                             Very truly yours,

                             STRADLEY, RONON, STEVENS & YOUNG, LLP



                             By: /s/ DEAN M. SCHWARTZ
                                ---------------------------------
                                  Dean M. Schwartz, A Partner



/dpc